UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 16, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street

Suite 100

Buda, Texas 78610

(Address of principal executive offices) (Zip Code)

512-772-4245

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 12, 2019 Mr. James Sullivan the Chief Financial Officer of the Company sent an unsigned email resigning as Chief Financial Officer with an immediate effective date. Mr. Sullivan did not return telephone calls or emails from the Issuer. A signed letter of resignation was requested which was sent, on May 16, 2019 to the company’s IR firm not the Company.

Mr. Sullivan was operating on a 90-day part time basis.

On May 19, 2019 the Board of Directors appointed Gino J. Mauriello, CPA (44) as its Chief Financial Officer. Mr. Mauriello has had his own CPA firm since 2003 and concentrates on tax and audit work for individuals and corporations. He has served as a Director and CFO for the Registrant during 2016 and 2017. Mr. Mauriello is the present controller of the Registrant and has been effective in assisting the outside auditors in preparing the Registrant’s financial statements for several years.

There are no transactions involving the newly appointed Chief Financial Officer that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 17.4	Composite Resignation Letter James W. Sullivan and Email to IR Firm

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Cipherloc Corporation

Date: April 20, 2019	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director